Exhibit 10.1

First Eagle Alternative Credit, LLC

500 Boylston Street, Suite 1250

Boston, MA 02116

March 3, 2020

Christopher J. Flynn

Chief Executive Officer

THL Credit, Inc.

100 Federal Street, 31st Floor

Boston, MA 02110

Re:	Waiver of Incentive Fee and Base Management Fee

Dear Mr. Flynn:

Reference is hereby made to the proposed Investment Management Agreement approved by the Board of Directors of THL Credit, Inc. (the “Corporation”) on January 28, 2020 (the “Advisory Agreement”), which will be entered into by and between the Corporation and First Eagle Alternative Credit, LLC (the “Adviser”) once approved by the Corporation’s stockholders. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Advisory Agreement.

The Adviser hereby agrees that, if the Corporation’s stockholders approve the Advisory Agreement, the Adviser will irrevocably and unconditionally waive the entirety of the Base Management Fee and Incentive Fee for the period commencing on July 1, 2020 and ending on December 31, 2020. Any Base Management Fee and Incentive Fees waived hereunder shall not be subject to recoupment by the Adviser.

Sincerely yours, First Eagle Alternative Credit, LLC

By:	/s/ Terrence W. Olson
Name: Terrence W. Olson Title: Chief Financial Officer

Accepted and agreed to as of the date first above written: THL Credit, Inc.

By:	/s/ Christopher J. Flynn
Name: Christopher J. Flynn Title: Chief Executive Officer